UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2012 (January 9, 2012)

     LIZ CLAIBORNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 9, 2012, Liz Claiborne, Inc. (the “Company”) issued a press release (the “Press Release”) announcing certain preliminary results for the three and twelve months ended December 31, 2011, as well as certain updated 2012 forecasted targets. Further details are contained in the Press Release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Company  is also filing this Current Report on Form 8-K to report that, as announced in the Press Release,  Andrew Warren, the Company’s Principal / Chief Financial Officer and an Executive Vice President of the Company, and the Company have mutually agreed that Mr. Warren will separate from employment with the Company.  Mr. Warren will continue in the position as the Company’s Principal / Chief Financial Officer and as an Executive Vice President of the Company through March 16, 2012 (the “Separation Date”), and he will resign on that date from all positions with the Company and its subsidiaries and affiliates.

The Company and Mr. Warren have entered into a Separation and Mutual Release Agreement, dated January 9, 2012 (the “Separation Agreement”).  Under the Separation Agreement, and subject to his remaining employed with the Company through the Separation Date, the Company will provide Mr. Warren with accelerated vesting of certain of his outstanding equity-based awards on the Separation Date.  Specifically, the following outstanding unvested awards will vest in full:

- 117,500 options granted as of March 1, 2010 with an exercise price of $7.10

- 112,500 options granted as of September 1, 2010 with an exercise price of $4.40

- 112,500 options granted as of March 1, 2011 with an exercise price of $4.97

- 150,000 options granted as of  September 1, 2011 with an exercise price of $5.06

- 192,600 restricted stock units granted pursuant to a special retention award granted as of June 13, 2011

- 9,550 shares of restricted stock granted pursuant to a sign-on restricted stock award granted as of July 13, 2007

In addition, Mr. Warren will remain eligible to receive an annual incentive bonus for 2011, as determined in the sole discretion of the Compensation Committee of the Company’s Board of Directors.  Mr. Warren’s separation from employment with the Company will not trigger any benefits or payments to become due pursuant to the Amended and Restated Executive Severance Agreement between the Company and Mr. Warren, but he will continue to be subject to its confidentiality, non-competition, non-solicitation and non-interference provisions.  In addition, the Company and Mr. Warren have agreed to mutual non-disparagement terms.

As a condition to the benefits provided by the Company pursuant to the Separation Agreement, Mr. Warren delivered a general release of claims which must be re-affirmed on the Separation Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to such Separation Agreement (including any schedules and exhibits thereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.  A copy of a Company press release announcing, among other things, the separation is attached as Exhibit 99.1 hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description
10.1	Separation and Mutual Release Agreement dated January 9, 2012.
99.1	Press Release dated January 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: January 10, 2012	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President – Chief Legal Officer,
General Counsel and Secretary

EXHIBIT LISTING

Exhibit No.	Description
10.1	Separation and Mutual Release Agreement dated January 9, 2012.
99.1	Press Release dated January 9, 2012.